UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   February 12, 2013

USA Compression Partners, LP

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-35779 (Commission File Number)	75-2771546 (I.R.S. Employer Identification No.)

100 Congress Avenue Suite 450 Austin, TX (Address of Principal Executive Offices)	78701 (Zip Code)

Registrant’s telephone number, including area code:   (512) 473-2662

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.          DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 12, 2013, the Board of Managers of USA Compression Holdings, LLC, as sole member of USA Compression GP, LLC (the “General Partner”), the general partner of USA Compression Partners, LP, increased the size of the Board of Directors of the General Partner (the “GP Board”) to seven members and appointed William G. Manias to serve as the seventh member of the GP Board, effective immediately. Mr. Manias was also appointed by the GP Board to the Audit Committee of the GP Board. Mr. Manias qualifies as the General Partner’s second independent director under the rules of the Securities and Exchange Commission and the New York Stock Exchange.  There are no arrangements or understandings between Mr. Manias and any other persons pursuant to which he was appointed as a director.  There are no relationships between Mr. Manias and the General Partner or any related person of the General Partner that would require disclosure pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Manias’ appointment to the GP Board he is eligible to receive phantom unit grants under the USA Compression Partners, LP, 2013 Long-Term Incentive Plan. Mr. Manias will receive an annual cash retainer of $75,000 for his services on the GP Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA COMPRESSION PARTNERS, LP

By:	USA Compression GP, LLC,
its General Partner

	By:	/s/ J. Gregory Holloway
J. Gregory Holloway
Vice President, General Counsel and Secretary

Dated February 12, 2013